EXHIBIT 3.1
BY-LAWS
OF
MERCANTILE BANCORP, INC.
(A Delaware Corporation)
Restated and Adopted June 16, 2009

BY-LAWS
OF
MERCANTILE BANCORP, INC.
(A Delaware Corporation)
Restated and Adopted June 16, 2009

ARTICLE I	Offices and Records

ARTICLE II	Corporate Seal

ARTICLE III	Shareholders

ARTICLE IV	Directors

ARTICLE V	Officers

ARTICLE VI	Shares of Stock

ARTICLE VII	Indemnification

ARTICLE VIII	General Provisions

ARTICLE I
Offices and Records
     Section 1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Delaware shall be determined from time to time by the Board of Directors and shall be on file in the appropriate office of the State of Delaware pursuant to applicable provisions of law.
     Section 2. Corporate Offices. The Corporation may have such corporate offices, anywhere within and without the State of Delaware as the Board of Directors from time to time may appoint, or the business of the Corporation may require. The “principal place of business” or “principal business” or “executive office or offices” of the Corporation may be fixed and so designated from time to time by the Board of Directors, but the location or residence of the Corporation in Delaware shall be deemed for all purposes to be in the county in which its registered office in Delaware is maintained.
     Section 3. Records. The Corporation shall keep at its registered office in Delaware, at its principal place of business, or at the office of its transfer agent, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law, including the shareholder lists mentioned in these By-laws.
     Section 4. Inspection of Records. A shareholder, if such shareholder is entitled to and demands to inspect the records of the Corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. In order to exercise this right of examination, a shareholder must make written demand upon the Corporation, stating with particularity the records sought to be examined and the purpose therefor. A shareholder may delegate this right of inspection to such shareholder’s representative on the condition that, if the representative is not an attorney, the shareholder and representative agree with the Corporation to furnish to the Corporation, promptly as completed or made, a true and correct copy of each report with respect to such inspection made by such representative. No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained, to the detriment competitively of the Corporation, nor shall any

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shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation.
     The Corporation may, as a condition precedent to any shareholder’s inspection of the records of the Corporation, require the shareholder to indemnify the Corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder or any representative or financial advisor of the shareholder of information obtained in the course of such inspection. The Corporation may, as a further condition precedent to any shareholder’s inspection of the records of the Corporation, also require the shareholder to execute and deliver to the Corporation a confidentiality agreement in which the shareholder: (i) acknowledges that the Corporation is engaged in a highly competitive economic environment, that the nonpublic records of the Corporation are secret and confidential, and that the Corporation would suffer material adverse financial consequences if competitors or other entities with which the Corporation does business should gain access to nonpublic information contained in the records of the Corporation; (ii) agrees that the shareholder will not, directly or indirectly, without the Corporation’s prior written consent, disclose any nonpublic information obtained from the records of the Corporation. to any party other than the shareholder’s representative or personal financial advisor; and (iii) agrees to instruct any such representative and/or any such personal financial advisor not to disclose, directly or indirectly, without the Corporation’s prior written consent, any such nonpublic information received and that no applicable professional-client privileges shall be waived. The Corporation may also require any representative or personal financial advisor of a shareholder to sign a confidentiality agreement containing substantially the provisions described above as a condition precedent to inspection of the records of the Corporation. As used herein, “nonpublic” information is all information other than: (i) what the Corporation has filed with a governmental agency and which (a) was not designated as confidential, secret, proprietary, or the like and (b) is generally open to public inspection in accordance with applicable laws, rules, and regulations; and (ii) what the Corporation has released to the press or other media for general publication.
ARTICLE II
Corporate Seal
     Section 1. Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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ARTICLE III
Shareholders
     Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the Corporation, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as herein provided, at such other place or places, within or without the State of Delaware, as said Board of Directors shall determine and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose if consented to in writing by all of the shareholders entitled to vote thereat.
     Section 2. Annual Meeting. An annual meeting of the shareholders shall be held on such day each year, and at such time on that day, as shall be determined by the Board of Directors, at which time the shareholders shall elect directors to succeed those whose terms expire and transact such other business as may properly come before the meeting.
     Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board (if any), the President, or by the vote of a majority of the full Board of Directors, and shall be held on such date and at such time as he or they shall fix.
     The holders of not less than 75 percent of all of the issued and outstanding shares of capital stock of the Corporation entitled to vote for the election of directors also may call a special meeting of the shareholders in accordance with the following procedures. Upon receipt by the Secretary of the Corporation of a written demand for a special meeting signed by the holders of record of the requisite number of shares of capital stock entitled to vote, which demand sets forth (i) the specific purpose or purposes for which the meeting is to be called, (ii) the names and current addresses of all shareholders joining in the written demand, and (iii) the number of shares of capital stock of the Corporation that each such shareholder holds, the Board of Directors shall, within 20 days after receipt of said written demand, set a place, date, hour, and record date for said special meeting, and shall direct the Chairman of the Board (if any), the President, or the Secretary of the Corporation to give notice of said special meeting to the shareholders of the Corporation in the manner provided for in this Article.
     Section 4. Action in Lieu of Meeting. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing setting forth the action so taken shall be signed by

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shareholders entitled to vote with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that no such consent shall constitute an action of the shareholders unless one of the following conditions shall have been met: (i) the written consent is executed by all holders of shares entitled to vote on the subject matter thereof; or (ii) at least 14 days prior to the time written consents to the action are first solicited, the person or persons intending to solicit such written consents give written notice to the Corporation and to each member of the Board of Directors respecting the solicitation of such written consent. Any written notice respecting the solicitation of written consent shall include verbatim copies of the written consent (including the action to be consented to) and any written solicitation materials to be used, the names of all beneficial owners of shares of the Corporation joining in the solicitation effort, and the expected date when such solicitation will be commenced. Notice to the Corporation respecting the solicitation of written consent shall be deemed given when actually received by the President or Secretary of the Corporation. Notice to any member of the Board of Directors shall be deemed given on the earlier of (i) the date of its actual receipt or (ii) two days after it is deposited in the United States mail, postage prepaid, and addressed to the director at his or her principal business or at his or her principal residence address. No written consent shall constitute the action of the shareholders unless the holders of the requisite number of shares entitled to vote thereon shall have executed their written consent and delivered such written consent to the Corporation’s principal place of business within 40 days after the commencement of solicitation for such written consent. Every written consent shall bear the date of signature of each shareholder who signs the consent. This Section may not be altered, amended, or repealed except by the vote of at least two-thirds of the full Board of Directors or by such percent and class of the issued and outstanding shares entitled to vote thereon as specifically provided for in the Certificate of Incorporation; and if not so specifically provided, then by 75 percent of the shares comprising the class(es) of shares entitled to vote for the election of directors, taking into account the number of votes each such share is entitled to cast in the election of directors.
     Section 5. Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, personally, by mail, or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware, by or at the direction of the Board of Directors, the Chairman of the Board (if any), the President, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at such shareholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.

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     Section 6. Presiding Officials. Every meeting of the shareholders for whatever object, shall be convened (in the order shown, unless otherwise determined by resolution of the Board of Directors) by the Chairman of the Board (if any), or by the President, or by the officer who called the meeting by notice as above provided; but it shall be presided over by the officers specified elsewhere in these By-laws.
     Section 7. Waiver of Notice. Whenever any notice is required to be given under the provisions of these By-laws, the Certificate of Incorporation of the Corporation, or any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at, or after the time stated therein, shall be deemed the equivalent of the giving of such notice. To the extent provided by law, attendance at any meeting shall constitute a waiver of notice of such meeting.
     Section 8. Business Transacted at Annual Meetings. At each annual meeting of the shareholders, the shareholders shall elect a Board of Directors to hold office until the next succeeding annual meeting, or, in the case of a classified Board of Directors, the shareholders shall elect Directors to fill those director positions the terms of which are set to expire at that annual meeting of shareholders; and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law, the Corporation’s Certificate of Incorporation, or any other provision of these By-laws.
     Section 9. Business Transacted at Special Meetings. Business transacted at all special meetings of the shareholders shall be confined to the purposes stated in the notice of such meetings unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the Corporation entitled to vote thereat.
     Section 10. Quorum. Except as may be otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares issued and outstanding and entitled to vote for the election of directors, whether present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Every decision of a majority of the votes cast shall be valid as a corporate act, except in the election of directors and in those specific instances in which a larger vote is required by law, by these By-laws, or by the Certificate of Incorporation. If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have the power successively to adjourn the

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meeting, without notice other than announcement at the meeting, to a specified date not longer than ninety days after such adjournment. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting of which the shareholders were originally notified. However, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner otherwise provided herein to each shareholder of record entitled to vote at such adjourned meeting. Withdrawal of shareholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.
     Section 11. Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by vesting another person with authority to exercise the voting power of any or all of such shareholder’s stock by executing in writing any voting trust agreement, proxy, or any other type of appointment form or agreement, except as may be expressly limited by law or by the Certificate of Incorporation. Any copy, facsimile telecommunication, or other reliable reproduction of any writing referred to in this Section may be used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law of the State of Delaware.
     Section 12. Voting. Each shareholder shall have one vote (or such other number of votes as may be specifically provided) for each share of stock entitled to vote under the provisions of the Certificate of Incorporation which is registered in such shareholder’s name on the books of the Corporation; in all elections of directors of the Corporation, each share of stock entitled to vote shall be entitled to one vote as to each director to be elected by the holders thereof and no shareholder shall have the right to cast votes in the aggregate or to cumulate such shareholder’s votes for the election of any director, and cumulative voting of shares in elections of directors is hereby specifically negated. All elections for directors shall be determined by a plurality of the votes cast. All other matters, except as required by law or the Certificate of Incorporation or these By-laws, shall be determined by a majority of the votes cast. Any shareholder who is in attendance at a meeting of the shareholders either in person or by proxy, but who abstains from voting on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present or represented for all other purposes.
     The rights and powers of the holders of any class or series of preferred stock with respect

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to the election of directors shall be only as may be duly designated with respect to such class or series and as is consistent with the provisions of the Certificate of Incorporation.
     All elections of directors shall be by written ballot, unless otherwise determined by the Board of Directors prior to the meeting or by the presiding official of the meeting (i.e., the Chairman of the meeting).
     No person shall be permitted to vote any shares belonging to the Corporation.
     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
     Shares standing in the name of a deceased person may be voted by that person’s personal representative either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled as such fiduciary to vote shares held by him, her, or it without transfer of such shares into his, her, or its name.
     Shares standing in the name of a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares transferred; provided, however, that if the pledgor in the transfer on the books of the Corporation has expressly empowered the pledgee to vote the shares, only the pledgee, or the pledgee’s proxy, may represent any such shares.
     With respect to shares standing in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, such shares shall be represented or voted in accordance with Section 217 of the General Corporation Law of the State of Delaware, as amended from time to time.
     Section 13. Registered Shareholders. The Corporation shall be entitled to treat the holder of any share or shares of stock of the Corporation, as recorded on the stock record or

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transfer books of the Corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, corporation or association, whether or not the Corporation shall have express or other notice thereof, save as is otherwise expressly required by law, and the term “shareholder” as used in these By-laws means one who is a holder of record of shares of the Corporation; provided, however, that if permitted by law:
     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine;
     Shares standing in the name of a deceased person may be voted by that person’s administrator or personal representative, either in person or by proxy; and shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy; but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him, her, or it without a transfer of such shares into his, her, or its name;
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his, her, or its name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed; and
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred; provided, however, that if the pledgor in the transfer on the books of the Corporation has expressly empowered the pledgee to vote the shares, in which case only the pledgee, or the pledgee’s proxy, may represent any such shares.
     Section 14. Shareholder List. A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall for a period of ten days prior to the meeting be kept on file either at the place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the

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meeting is to be held, and shall at any time during ordinary business hours be subject to inspection by any shareholder for any purpose germane to the meeting. A similar or duplicate list shall also be produced and kept open for the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Delaware, shall be prima facie evidence as to who are shareholders entitled to examine such list, ledger, or transfer book or to vote at any meeting of shareholders. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.
     Section 15. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or by law, the shareholders shall have the power by an affirmative vote of a majority of the outstanding shares then entitled to vote for the election of directors at any regular meeting or special meeting expressly called for that purpose, to remove any director from office with or without cause. Such meeting shall be held at any place prescribed by law or at any other place which may, under law, permissibly be, and which is, designated in the notice of the special meeting. If cumulative voting applies to the election of directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.
     Section 16. Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of the shareholders may be made by or at the direction of the Board of Directors or may be made at a meeting of shareholders by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board, shall be made by delivering timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal office of the Corporation not less than one hundred twenty days nor more than one hundred eighty days prior to the anniversary of the previous year’s Annual Meeting of Shareholders; provided that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s annual meeting, a proposal shall be received within such time before the annual meeting as shall be established by the Board of Directors. To be valid, such shareholder’s notice to the Secretary shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address, and residence address of the person; (b) the principal occupation or employment of the person; (c) the number of shares of stock of the Corporation that are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to

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Regulation 14A under the Securities Exchange Act of 1934, as amended (whether or not the provisions of such Regulation are then applicable to the Corporation); provided, however, that nothing in this Section is intended to create or imply any obligation on the part of the Corporation to include within the Corporation’s proxy solicitation materials, if any, any materials or information regarding persons nominated for election to the Board of Directors by shareholders of the Corporation; and (ii) as to the shareholder giving notice (a) the name and record address of the shareholder and (b) the number of shares of stock of the Corporation that are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Board of Directors to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation at a meeting of the shareholders unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare that a nomination was not made in accordance with the foregoing procedure, in which case the defective nomination shall be disregarded.
     Section 17. Proposals for Annual Meeting. Shareholder proposals intended for presentation at the annual meeting of shareholders must comply as respects time of submission, contents, and otherwise with Rule l4a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended from time to time (whether or not the provisions of Rule 14a-8 are then applicable to the Corporation). Any shareholder proposal that is advisory or precatory in nature and which requests the Board of Directors to take any action shall require the affirmative vote of a majority of the shares entitled to vote for the election of directors in order for any resolution, shareholder referendum, or the like embodying such proposal to be adopted.
ARTICLE IV
Directors
     Section 1. Qualifications and Number. Each director shall be a natural person who is at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Delaware unless required by law or the Certificate of Incorporation.
     No person shall be appointed, elected, or continue to serve as a director of the Corporation if such person, directly or indirectly, owns an interest in, manages, operates, controls, participates in the management or control of, is employed by, or acts as the agent for any enterprise in direct competition with the business of the Corporation or any of its subsidiaries. Notwithstanding the foregoing sentence, a beneficial ownership interest of less than

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5 percent in any publicly traded company shall not preclude a person from appointed, elected, or continuing to serve as a director of the Corporation. The Corporation may require any proposed nominee or appointee for the office of director of the Corporation to furnish such information as may be reasonably requested by the Board of Directors to determine the eligibility of any proposed nominee or appointee to serve as director of the Corporation. A determination by the Board of Directors concerning whether a proposed nominee or appointee is or is not qualified to serve under the qualifications set forth in this paragraph shall be final and binding on all parties.
     Unless and until changed, the number of directors to constitute the full Board of Directors shall be nine. The Board of Directors, if, to the extent, and in such manner as may be permitted by the Certificate of Incorporation and by law, shall have the power to change the number of directors, in which case any notice required by law of any such change shall be duly given. If the power to change these By-law provisions concerning the number of directors is not granted to the Board of Directors, such power shall be exercised by such vote of the shareholders entitled to vote as may be required in the Certificate of Incorporation; and if no specific vote of the shareholders is required, then by 75 percent of the shares comprising the class(es) of shares entitled to vote for the election of directors, taking into account the number of votes each such share is entitled to cast in the election of directors.
     Section 2. Powers of the Board. The property and business of the Corporation shall be managed by the directors, acting as a Board. The Board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Certificate of Incorporation, or these By-laws, to do or cause to be done any and all lawful things for and on behalf of the Corporation (including, without limitation, the declaration of dividends on the outstanding shares of the Corporation and the payment thereof in cash, property or shares), and to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.
     Section 3. Annual Meeting of the Board, Notice. Any continuing members and the newly elected members of the Board shall meet: (i) immediately following the conclusion of the annual meeting of the shareholders for the purpose of appointing officers and for such other purposes as may come before the meeting, and the time and place of such meeting shall be announced at the annual meeting of the shareholders by the chairman of such meeting, and no other notice to any continuing or the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (ii) if no meeting immediately following the annual meeting of shareholders is announced, at such time and place, either within or without the State of Delaware, as may be suggested or provided for by resolution of the shareholders at their annual meeting and no other notice of such meeting shall be

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necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (iii) if not so suggested or provided for by resolution of the shareholders or if a quorum of the directors shall not be present, at such time and place as may be consented to in writing by a majority of any continuing and the newly elected directors, provided that written or printed notice of such meeting shall be given to each of any continuing and the newly elected directors in the same manner as provided in these By-laws with respect to the notice for special meetings of the Board, except that it shall not be necessary to state the purpose of the meeting in such notice; or (iv) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the shareholders at the annual meeting, at such time and place as may be consented to in writing by all of any continuing and the newly elected directors. Each director, upon his or her election, shall qualify by accepting the office of director, and his or her attendance at, or his or her written approval of the minutes of, any meeting which includes the newly elected directors shall constitute his or her acceptance of such office; or he or she may execute such acceptance by a separate writing, which shall be placed in the minute book.
     Section 4. Regular Meetings, Notice. Regular meetings of the Board may be held at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by a majority of the full Board of Directors. No notice of any regular meeting need be given other than by announcement at the immediately preceding regular meeting, communicated in writing to all absent directors; provided, however, that written notice of any regular meeting of the Board of Directors stating the place, day, and hour of such meeting shall be given if required by resolution adopted by the Board of Directors. Any business may be transacted at a regular meeting. Neither the business to be transacted at nor the purpose need be specified in any notice or waiver of notice of any regular meeting of the Board of Directors.
     Section 5. Special Meetings, Notice. Special meetings of the Board may be called at any time by the Chairman of the Board (if any), the President, or by the vote of a majority of the full Board of Directors. The place may be within or without the State of Delaware as designated in the notice.
     Written notice of each special meeting of the Board, stating the place, day, and hour of the meeting shall be given to each director at least two days before the date on which the meeting is to be held. The notice (i) shall be given in the manner provided for in these By-laws or (ii) may be given telephonically, if confirmed promptly in writing, in which case the notice shall be deemed to have been given at the time of telephonic communication. The notice may be given by any officer directed to do so by any officer having authority to call the meeting or by the director(s) who have called the meeting.

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     Neither the business to be transacted at nor the purpose need be specified in the notice or any waiver of notice of any special meeting of the Board of Directors.
     Section 6. Action in Lieu of Meetings. Unless otherwise restricted by the Certificate of Incorporation, these By-laws, or applicable law, any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors. Any such consent signed by all the directors shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the Board of Directors.
     Section 7. Meeting by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation, these By-laws, or applicable law, members of the Board of Directors of the Corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.
     Section 8. Quorum. At all meetings of the Board a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Certificate of Incorporation or these By-laws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by law, the Certificate of Incorporation, or these By-laws, shall be the act of the Board of Directors. A director who is in attendance at a meeting of the Board of Directors but who abstains from voting on a matter shall not be deemed present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present at such meeting for all other purposes. Withdrawal by a director from any meeting at which a duly constituted quorum is present shall not cause the failure of the quorum.
     As used herein, the term “full Board of Directors” means the total number of directors who would comprise the Board of Directors if there were no vacancies.
     Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.
     Section 9. Waiver of Notice; Attendance at Meeting. Any notice provided or required

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to be given to the directors may be waived in writing by any of them, whether before, at, or after the time stated therein.
     Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where the director attends for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 10. Vacancies. If the office of any director is or becomes vacant by reason of the death, resignation, removal, or due to an increase in the number of directors, a majority of the surviving or remaining directors, though less than a quorum, may appoint a director to fill the vacancy until a successor shall have been duly elected at an annual meeting of the shareholders. Whenever the Board of Directors is divided into separate classes, the surviving or remaining directors shall designate the class in which the newly appointed director shall serve, and the term of office of such newly appointed director shall be until the annual meeting of shareholders in which the terms of directors in that class are scheduled to expire.
     Section 11. Executive Committee. The Board of Directors may, by resolution passed by a majority of the full Board, designate an executive committee, such committee to consist of two or more directors of the Corporation. Such committee, except to the extent limited in said resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the Corporation. The members constituting the executive committee shall be determined from time to time by resolution adopted by a majority of the full Board; and any director may vote for himself or herself as a member of the executive committee. In no event, however, shall the executive committee have any authority to amend the Certificate of Incorporation, to adopt any plan of merger or consolidation with another corporation or corporations, to recommend to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all of the property and assets of the Corporation if not made in the usual and regular course of its business, to recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, to amend, alter, or repeal the By-laws of the Corporation, to elect or remove officers of the Corporation or members of the executive committee, to fix the compensation of any member of the executive committee, to declare any dividend, or to amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered, or repealed by the executive committee.
     The executive committee shall keep regular minutes of its proceedings and the same shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the

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Corporation may act as secretary for the executive committee if the executive committee so requests.
     Section 12. Other Committees. The Board of Directors may, by resolution passed by a majority of the full Board, designate one or more standing or ad hoc committees, each committee to consist of two or more of the directors of the Corporation and such other person(s) as may be appointed as advisory members under authority provided in the resolution. Each such committee, to the extent provided in the resolution and permitted by law, shall have and may exercise the power of the Board of Directors. The members constituting each such committee shall be determined from time to time by resolution adopted by a majority of the full Board; and any director may vote for himself or herself as a member of any such committee.
     Each such committee shall, to the extent required by resolution of the Board of Directors (or, in the absence of any such resolution, to the extent a majority of its members determines is appropriate) keep minutes of its proceedings and the same shall be recorded in the minute book of the Corporation. The Secretary or Assistant Secretary of the Corporation may act as secretary for any such committee if the committee so requests.
     Section 13. Compensation of Directors and Committee Members. Directors and members of all committees shall receive such compensation for their services as may be determined from time to time by resolution adopted from time to time by the Board, as well as such expenses, if any, as may be allowed pursuant to resolution adopted from time to time by the Board. No such resolution shall be deemed voidable or invalid by reason of the personal or pecuniary interest of the directors or any director in adopting it. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 14. Protection of Director for Reliance on Corporate Records. No director shall be liable for dividends legally declared, distributions legally made to shareholders, or any other action taken in reliance in good faith upon financial statements of the Corporation represented to such director to be correct by the Chairman of the Board (if any), the President, or the officer of the Corporation having charge of the books of account, or certified by an accountant to fairly represent the financial condition of the Corporation; nor shall any such director be liable for determining in good faith the amount available for dividends or distributions by considering the assets to be of their book values.
     Section 16. Advisory Directors. The Board of Directors of the Corporation may appoint one or more Advisory Directors from time to time, whose function shall be to provide

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advice and counsel to the members of the Corporation’s Board of Directors on matters brought to the attention of the Advisory Directors. No Advisory Director shall have any vote on any matter to be decided by the Board of Directors, and no Advisory Director shall have any responsibility to the Corporation or its shareholders to take or not to take any action on behalf of the Corporation. Notwithstanding the foregoing, each Advisory Director shall be entitled to the same indemnification against claims and losses as is provided for regular members of the Corporation’s Board of Directors pursuant to other provisions of these By-laws.
ARTICLE V
Officers
     Section 1. Officers—Who Shall Constitute. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents of such designation and seniority as the Board of Directors decides, a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board shall elect or appoint a Chairman of the Board, President, and Secretary at its first meeting and at each annual meeting of the Board of Directors which shall follow the annual meeting of the shareholders. The Board then, or from time to time, may also elect or appoint one or more of the other prescribed officers as it shall deem advisable, but need not elect or appoint any officers other than a President and a Secretary. The Board may, if it desires, further identify or describe any one or more of such officers.
     An officer need not be a shareholder unless required by law or the Certificate of Incorporation. Any two or more of such offices may be held by the same person.
     An officer shall be deemed qualified when he or she enters upon the duties of the office to which he or she has been elected or appointed and furnishes any bond required by the Board; but the Board may also require such person to accept any such office and promise faithfully to discharge the duties of such office in writing.
     Section 2. Term of Office. Each officer of the Corporation shall hold office for the term for which he or she was elected, or until he or she resigns or is removed by the Board, whichever first occurs.
     Section 3. Appointment of Officers and Agents — Terms of Office. The Board from time to time may also appoint such other officers and agents for the Corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the Board or for such terms as the Board may specify, and they shall exercise

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such powers and perform such duties as shall be determined from time to time by the Board, or by an elected officer empowered by the Board to make such determination.
     Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 5. Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power may, unless prohibited by law, be delegated by the Board to the Chairman of the Board (if any) or to the President (except as to their own compensation), or to a committee. Salaries and compensation of all other appointed officers and agents, and employees of the Corporation, may be fixed, increased or decreased by the Board of Directors or a committee thereof, but until action is taken with respect thereto by the Board of Directors or a committee thereof, the same may be fixed, increased or decreased by the Chairman of the Board (if any), the President, or by such other officer or officers as may be empowered by the Board of Directors or a committee thereof to do so.
     Section 6. Delegation of Authority to Hire, Discharge, Etc. The Board, from time to time, may delegate to the President or any other executive officer or executive employee of the Corporation, authority to hire, discharge, and fix and modify the duties, salary, or other compensation of employees of the Corporation under their jurisdiction; and the Board may delegate to such executive officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants, and other experts.
     Section 7. The Chairman of the Board. The Chairman of the Board shall be a non-executive officer. He or she shall be the chief policy officer of the Corporation and shall have all the duties which that position would customarily require, including chairing all meetings of the shareholders and the Board of Directors and all other or further duties and authority as may be prescribed elsewhere in these By-laws (including, but not limited to, the duties described in Section 8 of this Article). The Chairman of the Board, unless the Board otherwise provides, shall be a voting member of all board committees.
     Section 8. The President. The President shall be the Chief Executive Officer and Chief Operating Officer of the Corporation and shall have general and active management of the

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business of the Corporation. The President shall carry into effect all directions and resolutions of the Board. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors.
     The President may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal, under the seal of the Corporation, and may cause the seal to be affixed thereto, and all other instruments for and in the name of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
     When authorized to do so by the Board, the President or, in the absence of the President, the Chairman of the Board, may execute powers of attorney from, for, and in the name of the Corporation, to such proper person or persons as either may deem fit, in order that thereby the business of the Corporation may be furthered or action taken as may be deemed by the Chairman of the Board and/or the President necessary or advisable in furtherance of the interests of the Corporation.
     Except as may be otherwise directed by the Board, the President or, in the absence of the President, the Chairman of the Board, shall be authorized to attend meetings of shareholders of other corporations to represent this Corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this Corporation in such manner as either shall deem to be for the interest of the Corporation or as may be directed by the Board.
     The President shall, unless the Board otherwise provides, be an ex officio member of all standing committees. The President shall have such general executive powers and duties of supervision and management as are usually vested in the office of a managing executive of a corporation. The President shall report to and follow the directives of the Chairman of the Board and the Board of Directors.
     The President shall have such other or further duties and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors.”
     Section 9. Vice Presidents. The Vice Presidents, in the order of their seniority as determined by the Board, shall, in the absence, disability or inability to act of the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board and the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

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     Section 10. The Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board and except as otherwise provided for in these By-laws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Corporation to be kept for that purpose. The Secretary shall perform like duties for the executive and other standing committees when requested by the Board or such committee to do so.
     The Secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these By-laws.
     The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered office or at some office of the Corporation in Delaware, or elsewhere, are so maintained.
     The Secretary shall keep in safe custody the seal of the Corporation, and when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed, shall attest the same by his or her signature.
     The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors or the President, under whose direct supervision the Secretary shall be.
     The Secretary shall have the general duties, powers and responsibilities of a Secretary of a corporation.
     The Assistant Secretaries, in the order of their seniority, in the absence, disability, or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board may from time to time prescribe.
     Section 11. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall keep, or cause to be kept, all other books of account and accounting records of the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

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     The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board and shall render to the chief executive officer of the Corporation and the directors, whenever they may require it, an account of all his or her transactions as Treasurer and of those under the Treasurer’s jurisdiction, and of the financial condition of the Corporation.
     The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors.
     The Treasurer shall have the general duties, powers and responsibility of a Treasurer of a corporation, and shall be the chief financial and accounting officer of the Corporation.
     If required by the Board, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of the Treasurer, and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control which belong to the Corporation.
     The Assistant Treasurers in the order of their seniority shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.
     Section 12. Bond. At the option of the Board of Directors, any officer may be required to give bond for the faithful performance of such officer’s duties.
     Section 13. Checks and Other Instruments. All checks, drafts, notes, acceptances, bills of exchange and other negotiable and non-negotiable instruments and obligations for the payment of money, and all contracts, deeds, mortgages and all other papers and documents whatsoever, unless otherwise provided for by these By-laws, shall be signed by such officer or officers or such other person or persons and in such manner as the Board of Directors from time to time shall designate. If no such designation is made, and unless and until the Board otherwise provides, the Chairman of the Board (if any) or the President and the Secretary, or the Chairman of the Board (if any) or the President and the Treasurer, shall have power to sign all such instruments for, and on behalf of and in the name of the Corporation, which are executed or made in the ordinary course of the Corporation’s business.

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     Section 14. Duties of Officers May be Delegated. If any officer of the Corporation shall be absent or unable to act, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the then sitting Board concurs therein.
ARTICLE VI
Shares of Stock
     Section 1. Payment for Shares of Stock. The Corporation shall not issue shares of stock except for (i) cash received, (ii) labor done or services actually received, or (iii) real property or personal property actually received, (iv) leases of real property, or (v) a combination thereof; provided, however, that shares may also be issued (vi) in consideration of the cancellation of valid bona fide antecedent debts, (vii) as stock dividends, (viii) pursuant to stock splits, reverse stock splits, stock combinations, reclassifications of outstanding shares into shares of another class or classes, exchanges of outstanding shares for shares of another class or classes, or (ix) other bona fide changes respecting outstanding shares. Notwithstanding the foregoing, so long as the Corporation receives aggregate consideration in the forms specified in subclauses (i) through (v) above in an amount equal to the par value or stated value allocated to capital of the shares issued, it may accept a binding obligation from a subscriber or purchaser for the balance of the consideration due for such shares. The Corporation may also issue partly paid shares pursuant to the provisions of Section 156 of the General Corporation Law of the State of Delaware, as amended from time to time.
     Section 2. Shares of Stock. Shares of stock may be owned either in (i) certificated form in which ownership of the shares is represented by a physical certificate, or (ii) uncertificated form, pursuant to a Direct Registration System in connection with which shares will be held in book-entry form and no physical certificate is printed. Each stockholder shall be entitled upon request to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by the stockholder in the Corporation. Each certificate shall be in such form as may be prescribed by the Board of Directors in conformity with the law, and shall be entered in the stock books of the Corporation as they are issued, and such entry shall show the name and address of the person, firm, partnership, corporation, or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation, or association to whom it is issued and number of shares represented thereby and shall be signed by the Chairman of the Board (if any) or the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and sealed with the seal of the Corporation.

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     Section 3. Stock Certificates. The signatures on a certificated stock certificate may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or as to its share of the assets upon liquidation, or is redeemable, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated in the certificate. No share of stock shall be issued until such share is fully paid.
     Section 4. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, upon due proof of the registered owner thereof or his or her representative, by affidavit of such loss or otherwise, the Chairman of the Board (if any) or the President and Secretary may issue a duplicate certificate or replacement certificate in its place, upon the Corporation being fully indemnified therefor. Any such officer may request the posting of an indemnity bond in favor of the Corporation whenever and to the extent that they deem appropriate as a precondition to the issuance of any duplicate or replacement certificate.
     Section 5. Transfers of Stock. Transfers of shares of the Corporations’ shares shall be made either (i) if in certificated form, by a transfer of the stock certificate representing the shares, or (ii) if in uncertificated form, by electronic book-entry transfer pursuant to a Direct Registration System. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or upon transfer of book-entry ownership, it shall be the duty of the Corporation to issue new shares to the person entitled thereto, cancel the old shares and record the transaction upon its books.
     Section 6. Record Date. The Board of Directors shall have the power to fix in advance a date not more than sixty days preceding nor less than ten days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, or entitled to receive payment of the dividends, or entitled

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to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion, or exchange of shares. In such case, only the shareholders who are shareholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, the meeting, and any adjournment thereof (unless the Board of Directors fixes a new record date with respect to the adjournment), or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not set a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment of the meeting, the record date shall be the close of business on the day next preceding the day on which notice is given; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the close of business on the day next preceding the day on which the meeting is held shall be entitled to vote at the meeting and at any adjournment of the meeting. If the Board of Directors does not set a record date with respect to any dividend, allotment of rights, or exercise of rights in respect of the change, conversion, or exchange of shares, the record date for such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     The record date for actions taken by consent of the shareholders shall be determined in accordance with Section 213(b) of the General Corporation Law of the State of Delaware, as amended from time to time.
     Section 7. Fractional Share Interests or Scrip. The Corporation may issue fractions of a share in only certificated form. The Corporation may issue in lieu thereof scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share. A certificate for a fractional share shall (but scrip or other evidence of ownership shall not, unless otherwise provided by resolution of the Board of Directors) entitle the holder to all of the rights of a shareholder, including without limitation the right to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause such scrip or evidence of ownership (other than a certificate for a fractional share) to be issued subject to the condition that it shall become void if not exchanged for share certificates before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other condition which the Board of Directors may deem advisable.

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ARTICLE VII
Indemnification
     Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     Section 2. Actions By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorney fees and amounts paid in settlement, actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
     Section 3. Indemnity if Successful. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action,

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suit, or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the action, suit, or proceeding.
     Section 4. Standard of Conduct. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article. The determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders by majority vote of the shares eligible to vote for directors and actually voted, where shares held by the individual about whom such indemnification is at issue shall not be eligible to vote.
     Section 5. Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.
     Section 6. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, these By-laws, or any agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, personal representatives, and administrators of such a person.
     Section 7. Further Indemnity Permissible. The Corporation shall have the power to give further indemnity, in addition to the indemnity authorized or contemplated under the various sections of this Article, including Section 6 thereof, to any person who is or was a director, officer, employee, or agent, or to any person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the Certificate of Incorporation of the Corporation or a duly adopted

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amendment thereof or (ii) authorized, directed, or provided for in these By-laws or in any agreement of the Corporation which has been adopted by the shareholders of the Corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which has been finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. Nothing in this Section 7 shall be deemed to limit the power of the Corporation under Section 6 of this Article to enact By-laws or to enter into agreements without shareholder adoption of the same.
     Section 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against any such person and incurred by any such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.
     Section 9. Corporation. For the purpose of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.
     Section 10. Other Definitions. For purposes of this Article, the term “other enterprise” shall include without limitation employee benefit plans; the term “fines” shall include without limitation any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the Corporation” shall include without limitation any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.
     Section 11. Indemnity for Agents and Employees. The Corporation may, by resolution

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duly adopted by a majority of the disinterested members of the Board of Directors, grant such indemnity rights and reimbursement for such expenses as it determines to be appropriate to any person who was or is a party to any threatened, pending, or completed action or suit, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Corporation, by reason of the fact that such person is or was an agent or employee of the Corporation, or is or was serving as an agent or employee, at the request of the Corporation, of another corporation, partnership, joint venture, trust, or other enterprise. Any such grant of indemnification shall be only to the extent so provided in the resolution granting indemnification, but shall, in no event, be greater than the rights of indemnification and reimbursement of expenses granted to directors and officers of this Corporation.
ARTICLE VIII
General Provisions
     Section 1. Fixing of Capital, Transfers of Surplus. Except as may be specifically otherwise provided in the Certificate of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:
     The determination of what part of the consideration received for shares of the Corporation shall be capital;
     Increasing capital;
     Transferring surplus to capital;
     The consideration to be received by the Corporation for its shares; and
     All similar or related matters; provided that any concurrent action or consent by or of the Corporation and its shareholders required to be taken or given pursuant to law shall be duly taken or given in connection therewith.
     Section 2. Dividends. Ordinary dividends upon the shares of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of its stock.
     Liquidating dividends or dividends representing a distribution of paid-in surplus or a

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return of capital shall be made only when and in the manner permitted by law.
     Section 3. Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall determine in the best interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.
     Section 4. Fiscal Year. The Board of Directors shall have the paramount power to fix, and from time to time, to change, the fiscal year of the Corporation. In the absence of action by the Board of Directors, however, the fiscal year of the Corporation shall be determined and signified by the filing of the Corporation’s first federal income tax return, and shall so continue until such time, if any, as the fiscal year shall be changed by the Board of Directors.
     Section 5. Notices. Except as otherwise specifically provided herein with respect to notice to shareholders or otherwise, or as otherwise required by law, all notices required to be given by any provision of these By-laws shall be in writing and shall be deemed to have been given: (i) when received if delivered in person; (ii) on the date of acknowledgment or confirmation of receipt if sent by telex, facsimile, or other electronic transmission; (iii) one day after delivery, properly addressed and fees prepaid, to a reputable courier for same day or overnight delivery; or (iv) two days after being deposited, properly addressed and postage prepaid, in the United States mail.
     Section 6. Amendments to By-laws. The By-laws of the Corporation may from time to time be repealed, amended or altered, or new and/or restated By-laws may be adopted, in either of the following ways:
     By such vote of the shareholders entitled to vote at any annual or special meeting thereof as may be required by the Certificate of Incorporation; and if there is no such specific requirement, then by 75 percent of the shares comprising the class(es) of shares entitled to vote for the election of directors, taking into account the number of votes each such share is entitled to cast in the election of directors; or
     By resolution adopted by the Board of Directors if such power shall have been vested in the Board of Directors by the Certificate of Incorporation; provided, however, that such power shall be exercisable only by such number or percentage of the Directors as is

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required by the Certificate of Incorporation or specific sections of these By-laws; and if there is no such specific requirement, then by a majority of the full Board of Directors. Notwithstanding the foregoing, the Board of Directors shall not have the power to suspend, repeal, amend or otherwise alter the By-laws or portion thereof enacted by the shareholders if at the time of such enactment or thereafter the shareholders shall so expressly provide.

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CERTIFICATE
          We, the undersigned, hereby certify that we acted as Chairman and Secretary, respectively, of a meeting of the Board of Directors of Mercantile Bancorp, Inc. held on the 17th day of June, 2009, at which the foregoing By-laws were duly adopted as and for the By-laws of said Corporation, and hereby further certify that the foregoing constitute the By-laws of said Corporation.
     Dated this 16th day of June, 2009.

/s/ Dan S. Dugan
Dan S. Dugan
Chairman of the Meeting

/s/ Ted T. Awerkamp
Ted T. Awerkamp
Secretary of the Meeting

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